Exhibit 23







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



    We consent to the incorporation by reference in Registration Statement No. 333-79979 on Form S-8 of National Bankshares, Inc. of our report dated February 23, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of National Bankshares, Inc. for the year ended December 31, 2006.

    /s/ Yount, Hyde & Barbour, P.C.
    -------------------------------
    Winchester, Virginia
    March 14, 2007